Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the "Agreement"), dated as of May 11th, 2005, is by and among Sheer Ventures, Inc., a Nevada corporation, ("Sheer" or the "Company"), Doug Berry, a director, officer and shareholder of the Company ("Berry"), Philipp Buschmann, Fraser Tod, Gareth David Ball, Stephen Macrow, Luke Duncan Robinson and Thomas Thompson (collectively referred to herein as the "Stockholders"), such persons being all of the registered holders of all of the capital stock of Ignis Petroleum Corporation, a Nevada corporation ("Ignis") and Ignis.

R E C I T A L S

WHEREAS, the Stockholders are the record and beneficial owner of the number of shares of common stock, $.01 par value of Ignis indicated in the table set forth as Exhibit "A" to this Agreement (which shares are hereinafter collectively referred to as the "Ignis Stock");

WHEREAS, Sheer desires to acquire from the Stockholders, and the Stockholders desires to convey to Sheer, all of the issued and outstanding Ignis Stock owned by the Stockholders in exchange for shares of voting common stock, $0.001 par value of Sheer (the "Sheer Stock"), all on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
EXCHANGE OF SHARES

Section 1.1     Ignis Stock. At the Closing (as defined below), each of the Stockholders shall transfer, convey and deliver to Sheer the number of shares of Ignis Stock set forth opposite his name on Exhibit "A" hereto, and shall deliver to Sheer stock certificates representing the Ignis Stock, duly endorsed to Sheer or accompanied by duly executed stock powers in form and substance satisfactory to Sheer.

Section 1.2     Sheer Stock. At the Closing, in exchange for each share of Ignis Stock transferred to Sheer, Sheer shall issue and deliver to the Stockholders the number of shares of Sheer Stock set forth opposite their name on Exhibit "A" hereto. The transaction by which the transfer shall take place is referred to in this Agreement as the "Exchange".

ARTICLE II
THE CLOSING

The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on May 11th, 2005 (the "Closing Date"), at such time and place as agreed upon among the parties hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholders hereby represent and warrant, individually and severally, to the Company as follows:

Section 3.1     Ownership of the Ignis Stock. The Stockholders own, beneficially and of record, that number of shares of Ignis Stock set forth opposite each Stockholder's name on Exhibit "A" hereto; except for restrictions imposed by federal and state securities laws: (i) such shares are owned by such Stockholders free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances; (ii) the Stockholders have the unrestricted right and power to transfer, convey and deliver full ownership of such shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority; and, (iii) upon the transfer of such shares to Sheer as contemplated herein, Sheer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

Section 3.2     Authorization. The Stockholders are each of the full age of majority, with full power, capacity and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself or herself and his or her spouse, if any. All action on the part of the Stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Stockholders has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

Section 3.3     Pending Claims. There is no claim, suit, action or proceeding, whether judicial, administrative or otherwise, pending or, to the best of the Stockholders' knowledge, threatened that would preclude or restrict the transfer to Sheer of the Ignis Stock owned by the Stockholders or the performance of this Agreement by the Stockholders.

Section 3.4     No Default. The execution, delivery and performance of this Agreement by the Stockholders does not and will not constitute a violation or default under or conflict with any contract, agreement, understanding or commitment to which such Stockholders are a party or by which such Stockholders are bound.

Section 3.5     Acquisition of Stock for Investment. The Stockholders understand that the issuance of Sheer Stock will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and, accordingly, are restricted securities, and that he represents and warrants to Sheer that his present intention is to receive and hold the Sheer Stock for investment only and not with a view to the distribution or resale thereof.

Additionally, the Stockholders understand that any sale by the Stockholders of any of the Sheer Stock received under this Agreement will, under current law, require either: (a) the registration of the Sheer Stock under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts. The Stockholders understands that Sheer has not undertaken and does not presently intend to file a Registration Statement to register the Sheer Stock that is to be issued to the Stockholder. The Stockholders hereby agrees to execute, deliver, furnish or otherwise provide to Sheer an opinion of counsel reasonably acceptable to Sheer prior to any subsequent transfer of the Sheer Stock, that such transfer will not violate the registration requirements of the federal or state securities acts. The Stockholders further agrees to execute, deliver, furnish or otherwise provide to Sheer any documents or instruments as may be reasonably necessary or desirable in order to evidence and record the Sheer Stock acquired hereby.

To assist in implementing the above provisions, the Stockholders hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Sheer Stock acquired hereby until the Sheer Stock has been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

"THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTION FROM REGISTRATION CONTAINED IN REGULATION S OF THE SECURITIES ACT OF 1933 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE FOREIGN SECURITIES ACTS. THESE SECURITIES MAY ONLY BE RESOLD IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OF 1933."

Section 3.6     Stockholders Information.

Each Stockholder hereby confirms and represents that:

a.     Each Stockholder understands that the Company's SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY FOREIGN SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

b.     Each Stockholder is not an underwriter and would be acquiring the Company's Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

c.     The undersigned Stockholder is not a person in the United States of America and at the time the buy order was originated, the Stockholder was outside the United States of America. The undersigned Stockholder is not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

d.     The undersigned Stockholder understands the speculative nature and risks of investments associated with the Company, and confirms that the Shares would be suitable and consistent with his or her investment program and that his or her financial position enable him or her to bear the risks of this investment;

e.     To the extent that any federal, and/or state securities laws shall require, the Stockholder hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets;

f.     The certificate for Shares will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

g.     The Stockholder has had the opportunity to ask questions of the Company and has received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Stockholder acknowledges receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all information required to be contained in a registration statement filed in accordance with the rules and regulations of the United States Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers;

h.     The Stockholder has satisfied the suitability standards and securities laws imposed by government of his residence;

i.     The Stockholder has adequate means of providing for his current needs and personal contingencies and has no need to sell the Shares in the foreseeable future (that is at the time of the investment, Stockholder can afford to hold the investment for an indefinite period of time);

j.     The Stockholder has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Stockholder is capable of reading and interpreting financial statements. Further, Stockholder is a "sophisticated investor" as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

k.     The offer and sale of the Shares referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S.

l.     The Stockholder is not a U. S. person within the meaning of Regulation S and is not acquiring the Shares for the account or benefit of any U. S. person; and,

m.     The Stockholder agrees to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

Section 3.7     Disclosure. To the best of the Stockholders' knowledge, no representation or warranty of the Stockholders contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.8     No Brokerage Commission. No broker or finder has acted for the Stockholders in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Stockholders.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SHEER AND BERRY

Subject to all of the terms, conditions and provisions of this Agreement, Sheer and Berry, jointly and severally, hereby represent and warrant to Stockholders as of the Closing, as follows:

Section 4.1 Organization and Qualification. The Company (i) is an entity duly organized, validly existing and in good standing under the laws of the Nevada, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Berry or the Company, respectively.

At Closing, the authorized capital stock of the Company consists of 75,000,000 shares of common stock, no par value, of which 5,200,000 shares are validly issued and outstanding. There are no shares of preferred stock authorized or issued and there is no other class of capital stock authorized or issued by the Company. All of the issued and outstanding shares of common stock of the Company are fully paid and non-assessable. None of the shares issued are in violation of any preemptive rights. The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding capital stock. There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company.

Section 4.2     Subsidiaries. The Company has no subsidiaries.

Section 4.3     Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken or will be taken prior to the Closing. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement, when been duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors' rights and to general equitable principles.

Section 4.4     No Breaches or Defaults. The execution, delivery, and performance of this Agreement by the Company does not: (i) conflict with, violate, or constitute a breach of or a default under, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Shares, or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Berry or the Company is a party or by which the Shares may be bound or affected. For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, "Legal Requirement" means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 4.5     Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Berry or the Company in connection with the execution and delivery by Berry or the Company of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 4.6     Pending Claims. There is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of the Company's knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon the Company, or the transfer by the Company to Stockholders of the Shares under this Agreement, nor is there any basis known to the Company for any such action. No litigation is pending, or, to the Company's knowledge, threatened against the Company, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. The Company is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect the Company or the Shares to be transferred under this Agreement.

Section 4.7     Taxes. The Company has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns. The Company has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature. No assessments or notices of deficiency or other communications have been received by the Company with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

Section 4.8     SEC Reports. During the last twelve months, Sheer has filed with the Securities and Exchange Commission (the "SEC") all of the reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "SEC Filings") through the filing of its Form 10-QSB for the fiscal quarter ended March 31, 2005. At the time of filing and as of the date hereof, the SEC Filings did not contain and do not now contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.9     Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages. To the best of the Company's knowledge, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to its knowledge, is not engaged in any unfair labor practices. The Company is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Company.

Section 4.10     Compliance with Laws. The Company is, and at all times prior to the date hereof has been, to the best of its knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of their assets or the operation of its businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of the Company. Berry and The Company has no basis to expect, nor has it received any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company.

Section 4.11     Title to Properties; Encumbrances. The Company has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of the Company, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of the Company, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.

Section 4.12     No Pending Transactions. Except for the transactions contemplated by this Agreement, the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company, (ii) the sale of all or substantially all of the assets of the Company, or (iii) a change of control of more than five percent of the outstanding capital stock of the Company.

Section 4.13     Material Agreements; Action. Except as provided in Exhibit 4.13, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company is a party or by which they are bound that involve or relate to: (i) any of the respective officers, directors, stockholders or partners of the Company or any affiliates thereof; (ii) the sale of any of the assets of the Company other than in the ordinary course of business; (iii) covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (iv) the acquisition by the Company of any operating business or the capital stock of any other Person; (v) the borrowing of money; or (vi) the expenditure of more than $5,000 in the aggregate or the performance by the Company extending for a period more than one year from the date hereof, other than in the ordinary course of business.

Section 4.14     No Default. The Company is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of the Company, and there has been no default in any material obligation to be performed by the Company under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 4.15     Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Purchaser, are accurate and complete and have been maintained in accordance with sound business practices. Upon Closing, all books and records will be in the possession of the Company.

Section 4.16     Financial Statements. The Company has delivered to Purchaser the audited balance sheet of the Company as of June 30, 2004, together with the related statements of income, changes in shareholder's equity and cash flow for the year then ended, including the related notes certified by Manning Elliott, LLP, chartered accountants and the unaudited balance sheet of the Company for the nine month period ended March 31, 2005, together with their related statements of income, changes in shareholder's equity and cash flow for the period then stated, including the related notes (collectively referred to as the "Financial Statements"). Such Financial Statements, including the related notes, are in accordance with the books and records of the Company and fairly represent the financial position of the Company and the results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Financial Statements, as of the date of the Financial Statements, the Company has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Financial Statements. As of the Closing Date, the Company represents there has been no adverse changes in the financial condition or other operations, business, properties or assets of the Company in excess of $5,000 from that reflected in the latest financial statements of the Company as furnished pursuant to this Agreement.

Section 4.17     Employee Benefit Plans. The Company is not a party to any employee-benefit plan.

Section 4.18     Absence of Certain Changes. Since the date of the Financial Statements (as defined herein), the Company has not:

(a)     Suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of the Company, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;
(b)     made any change or amendment in each of their respective certificate of incorporation and or formation or Bylaws, or other governing instruments;
(c)     issued or sold any equity securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such equity securities, reclassified, split-up or otherwise changed any such equity security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;
(d)     paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
(e)     prepaid any material obligation having a maturity of more than ninety (90) days from the date such obligation was issued or incurred;

(f)     cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;
(g)     made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than materials and supplies) at a cost in excess of $5,000 in the aggregate;
(h)     written off or been required to write off any notes or accounts receivable.

Section 4.19     Disclosure. No representation or warranty of Berry or the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.20 Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Berry or Sheer in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Berry or Sheer.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF IGNIS AND BUSCHMANN

Subject to all of the terms, conditions and provisions of this Agreement, Ignis and Buschmann, jointly and severally, hereby represent and warrant to Sheer as of the Closing, as follows:

Section 5.1 Organization and Qualification. Ignis (i) is an entity duly organized, validly existing and in good standing under the laws of the Nevada, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Ignis.

At Closing, the authorized capital stock of Ignis consists of 10,000,000 shares of common stock, $0.01 par value, of which 1,600,000 shares are validly issued and outstanding. There are no shares of preferred stock authorized or issued and there is no other class of capital stock authorized or issued by Ignis. All of the issued and outstanding shares of common stock of Ignis are fully paid and non-assessable. None of the shares issued are in violation of any preemptive rights. Ignis has no obligation to repurchase, reacquire, or redeem any of its outstanding capital stock. Except for convertible notes in the aggregate amount of $1,500,000 which are convertible into shares of common stock at $0.50 per share, there are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of Ignis, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating Ignis to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of Ignis.

Section 5.2     Subsidiaries. Ignis has no subsidiaries.

Section 5.3     Authorization. All corporate action on the part of Ignis necessary for the authorization, execution, delivery and performance of this Agreement by Ignis has been taken or will be taken prior to the Closing. Ignis has the requisite corporate power and authority to execute, deliver and perform this Agreement. This Agreement, when been duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of Ignis, enforceable against Ignis in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors' rights and to general equitable principles.

Section 5.4     No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Ignis does not: (i) conflict with, violate, or constitute a breach of or a default under, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Shares, or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Ignis is a party or by which the Shares may be bound or affected. For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, "Legal Requirement" means any law, statute, injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 5.5     Consents. No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Buschmann or Ignis in connection with the execution and delivery by Buschmann or Ignis of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 5.6     Pending Claims. There is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of Ignis's knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon Ignis, or the transfer by Ignis to Sheer of the shares under this Agreement, nor is there any basis known to Ignis for any such action. No litigation is pending, or, to Ignis's knowledge, threatened against Ignis, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. Ignis is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect Ignis or the Shares to be transferred under this Agreement.

Section 5.7     Taxes. Ignis has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns. Ignis has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature. No assessments or notices of deficiency or other communications have been received by Ignis with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between Ignis and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

Section 5.8     Labor Matters. Ignis is not a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against Ignis any labor disputes, strikes or work stoppages. To the best of Ignis's knowledge, Ignis is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to its knowledge, is not engaged in any unfair labor practices. Ignis is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of Ignis.

Section 5.9     Compliance with Laws. Ignis is, and at all times prior to the date hereof has been, to the best of its knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of their assets or the operation of its businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Ignis. Buschmann and Ignis has no basis to expect, nor has it received any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by Ignis.

Section 5.10     Title to Properties; Encumbrances. Ignis has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of Ignis, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of Ignis, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.

Section 5.11     No Pending Transactions. Except for the transactions contemplated by this Agreement, Ignis is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of Ignis, (ii) the sale of all or substantially all of the assets of Ignis, or (iii) a change of control of more than five percent of the outstanding capital stock of Ignis.

Section 5.12     Material Agreements; Action. Except as provided in Exhibit 5.13, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Ignis is a party or by which they are bound that involve or relate to: (i) any of the respective officers, directors, stockholders or partners of Ignis or any affiliates thereof; (ii) the sale of any of the assets of Ignis other than in the ordinary course of business; (iii) covenants of Ignis not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Ignis in any line of business or in any geographical area; (iv) the acquisition by Ignis of any operating business or the capital stock of any other Person; (v) the borrowing of money; or (vi) the expenditure of more than $5,000 in the aggregate or the performance by Ignis extending for a period more than one year from the date hereof, other than in the ordinary course of business.

Section 5.13     No Default. Ignis is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Ignis, and there has been no default in any material obligation to be performed by Ignis under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Ignis waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 5.14     Books and Records. The books of account, minute books, stock record books and other records of Ignis, all of which have been made available to Purchaser, are accurate and complete and have been maintained in accordance with sound business practices. Upon Closing, all books and records will be in the possession of Ignis.

Section 5.15     Financial Statements. Ignis has delivered to Sheer the unaudited balance sheet of Ignis as of March 31, 2005, together with the related statements of income, changes in shareholder's equity and cash flow for the period then ended, including the related notes (collectively referred to as the "Ignis Financial Statements"). The Ignis Financial Statements, including the related notes, are in accordance with the books and records of Ignis and fairly represent the financial position of Ignis and the results of operations and changes in financial position of Ignis as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Ignis Financial Statements, as of the date of the Ignis Financial Statements, Ignis has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Ignis Financial Statements. As of the Closing Date, Ignis represents there has been no adverse changes in the financial condition or other operations, business, properties or assets of Ignis in excess of $5,000 from that reflected in the latest financial statements of Ignis as furnished pursuant to this Agreement.

Section 5.16     Absence of Certain Changes. Since the date of the Ignis Financial Statements (as defined herein), Ignis has not:

(a)     Suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Ignis, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;
(b)     made any change or amendment in each of their respective certificate of incorporation and or formation or Bylaws, or other governing instruments;
(c)     issued or sold any equity securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such equity securities, reclassified, split-up or otherwise changed any such equity security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;
(d)     paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;
(e)     prepaid any material obligation having a maturity of more than ninety (90) days from the date such obligation was issued or incurred;
(f)     cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;
(g)     made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than materials and supplies) at a cost in excess of $5,000 in the aggregate;
(h)     written off or been required to write off any notes or accounts receivable.

Section 5.17     Disclosure. No representation or warranty of Buschmann or Ignis contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 5.18 Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Buschmann or Ignis in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Buschmann or Ignis.

ARTICLE VI
CLOSING; DELIVERY

Section 6.1(a)     Closing Documents of the Stockholders. The obligations of Sheer to effect the transactions contemplated hereby are subject to the delivery by the Stockholders at Closing of certificates evidencing their Ignis Common Stock duly endorsed for transfer by the Stockholders to Sheer as contemplated by this Agreement.

Section 6.1(b)     Closing Documents of Sheer. The obligations of the Stockholders to effect the transactions contemplated hereby are subject to Sheer delivering either:

(i)     certificates evidencing Sheer Common Stock, duly executed for issuance by Sheer to the Stockholders as contemplated by this Agreement or letters of instructions from a duly authorized officer of Sheer to Sheer's transfer agent, instructing the transfer agent to duly issue stock certificates evidencing the shares of Common Stock of Sheer to the Stockholders, all as contemplated by this Agreement, in form and substance satisfactory to counsel for the Stockholders; and

(iii)     The Board of Directors of Sheer shall have approved and authorized the transactions contemplated herein.

Section 6.1(c)     Conditions to the Obligations of Sheer and the Stockholders. The obligations of Sheer and the Stockholders to effect the transactions contemplated hereby are further subject to the following condition:

No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Ignis, Sheer or the Stockholders.

ARTICLE VII
INDEMNIFICATION

Section 7.1     Indemnification from Sheer and Berry. Sheer and Berry, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Ignis), and hold the Stockholders and Ignis their officers, directors, employees, affiliates, agents, legal counsel, successors and assigns (collectively referred to herein as the "Ignis Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by any of the Ignis Group arising from (a) any misrepresentation by, or breach of any covenant or warranty of Sheer or Berry contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Sheer or Berry hereunder, (b) any nonfulfillment of any agreement on the part of Sheer or Berry under this Agreement, or (c) from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to Ignis hereunder; or (d) any suit, action, proceeding, claim or investigation against Sheer which arises from or which is based upon or pertaining to Sheer's or Berry's conduct or the operation or liabilities of any business of Sheer prior to the Closing.

Section 7.2     Indemnification from Ignis and the Stockholders. The Stockholders, individually and severally, agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Sheer) and hold Sheer and Berry, their affiliates, shareholders, officers, directors, employees, agents, legal counsel, successors and assigns (the "Sheer Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by any of the Sheer Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of the individual Stockholder contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Ignis or Stockholders hereunder; (b) any nonfulfillment of any agreement on the part of the Stockholder under this Agreement; or (c) from any material misrepresentation in or material omission from, any exhibit, certificate or other agreement or instrument furnished or to be furnished to Sheer or Berry hereunder.

Section 7.3     Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 7.4     Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

ARTICLE VIII
MISCELLANEOUS

Section 8.1     Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a)	If to Sheer:

Sheer Ventures, Inc.
1030 - 475 Howe Street
Vancouver, BC
Canada V6C2B3

With a copy to:

Conrad C. Lysiak
Attorney and Counsellor at Law
601 West First Avenue, #503
Spokane, Washington 99201
(509) 624-1475 (voice)
(509) 747-1770 (fax)

(b)	If to the Stockholders or Ignis, to:

The addresses listed on Exhibit "A", attached hereto.

With a copy to:

Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007
(713) 861-1996 (voice)
(713) 552-0202 (fax)

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 8.2     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

Section 8.3     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 8.4     Counterparts and Facsimiles. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

Section 8.5     Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 8.6     Entire Agreement. This Agreement, the documents to be executed hereunder and the exhibits and schedules attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

Section 8.7     Survival. The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for a period of two years from the execution hereof.

Section 8.8     Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 8.9     Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

Section 8.10     Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws.

Section 8.11     Costs and Expenses. Sheer and the Stockholders shall each pay their own respective fees and disbursements incurred in connection with this Agreement.

Section 8.12     No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person that is not a party to this Agreement.

Section 8.13.     Further Assurances. Each party covenants that at any time, and from time to time after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to conform or perfect or to otherwise carry out the intent and purposes of this Agreement.

Section 8.14.     Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating such exhibit, upon their respective acceptance of its terms, conditions and/or form.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Stock Exchange Agreement to be executed effective as of the day and year first above written.

THE COMPANY:	SHEER VENTURES, INC.

By: __________________________________
Doug Berry, President/CEO, Sole Director

DOUG BERRY

_____________________________________
	By:	Doug Berry

STOCKHOLDERS	_____________________________________
Philipp Buschmann

_____________________________________
Fraser Tod

_____________________________________
Gareth David Ball

_____________________________________
Stephen Macrow

_____________________________________
Luke Duncan Robinson

_____________________________________
Thomas Thompson

BEING ALL OF THE STOCKHOLDERS OF
IGNIS PETROLEUM CORPORATION

Exhibit "A"

	Number of Shares of Ignis	Number of Shares of Sheer
Stockholders Name	to Deliver to Sheer	to Deliver to Stockholder

Philipp Buschmann	100,000	100,000
122 Gloucester Terrace Apt. 2
London, W26HP
United Kingdom

Fraser Tod	300,000	300,000
53 Victoria Park
Cambridge, CB4 3EJ

Gareth David Ball	300,000	300,000
16 Gregory Avenue
Lenton
Nottingham NG72EQ

Stephen Macrow	300,000	300,000
67 Hanley Avenue
Bramcote
Nottingham NG93HE

Luke Duncan Robinson	300,000	300,000
68 High Beach Road
Loughton Essex IG10 4BL

Thomas Thompson	300,000	300,000
Court Farm
Kinnerton
Presteigne
Powys LD82PE

TOTAL	1,600,000	1,600,000

EXHIBIT 4.13

Beginning May 1, 2004, the president of Sheer Ventures, Inc. (Doug Berry) began providing management services to the Company for a fee of $1,000 per month and office space at a rate of $500 per month. These services will continue until such time as Mr. Berry is no longer a director of the Company. No money has yet been paid to Mr. Berry and this liability is to be settled at a later date.